Exhibit 10.5

Exclusive Business Cooperation Agreement

among

Party A

Zhixuan International Management Consulting (Shenzhen) Co., Ltd.,

Party B

Shenzhen Huiye Tianze Investment Holding Co., Ltd.

and

Party C

Shareholders of Huiye Tianze as listed in Annex I hereto

Dated: June 6, 2019

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (“Agreement”) is entered into by and among the parties set out as follows on Jun. 6, 2019 (“Effective Date”):

Party C1: SHENZHEN HUIDECHENG INVESTMENT DEVELOPMENT LIMITED PARTNERSHIP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403003194841583, having its registered address at Room 501, Building 4, Yuehai Industrial Village (Shenzhen Animation Park), Yuehai Road, Nanshan District, Shenzhen

Party C2: XIAMEN SIYUAN INVESTMENT MANAGEMENT CO., LTD., a limited liability company incorporated and validly existing under the PRC laws with uniform social credit code 913502030793662583, having its registered address at Area B, Room 365, 859 West Lianqian Road, Siming District, Xiamen

Party C3: FOCUS TECHNOLOGY CO., LTD., a limited liability company incorporated and validly existing under the PRC laws with uniform social credit code 91320191250002463L, having its registered address at 12F, Block A, Xinghuo Road Software Building, Nanjing High-tech Development Zone

Party C4: SHENZHEN HUIDELI CONSULTING MANAGEMENT PARTNERSHIP (LIMITED), a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300MA5DF65AX2, having its registered address at Room 201, Building A, No. 1, Qianwan 1st Road, Qianhai-Shenzhen-Hong Kong Corporation Zone, Shenzhen, China (in Shenzhen Qianhai Business Scretary Co., Ltd.)

Party C5: JIAXING WEIRONG INVESTMENT MANAGEMENT PARTNERSHIP (LIMITED), a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91330402MA28A65U6D, having its registered address at Room 573-164, Floor 5, Building 2, Lianchuang Building, 883 Guangyi Road, Jiaxing City, Zhejiang Province

Party C6: SHENZHEN CHUANG DONG FANG CHANGLE INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403003197715019, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Xiangmihu Street, Futian District, Shenzhen

Party C7: SHENZHEN CHUANG DONG FANG INTERNET FINANCING INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300088426670Y, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Futian District, Shenzhen, China

Party C8: SHENZHEN CHUANG DONG FANG CHANGRUN INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300311980210A, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Xiangmihu Street, Futian District, Shenzhen, China

Party C9: BEIJING KOALA KUNLVE INTERNET INDUSTIAL INVESTMENT FUND LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91110000357933639B, having its registered address at Room 1115, Floor 11, Block D1, No. 1, Zhongguancun, Beiqing Road, Haidian District, Beijing

Party C10: SHENZHEN DACHEN CHUANGKUN INVESTMENT LIMITED ENTERPRISE, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300359772736N, having its registered address at Floor 23, East Zone, Special Area Newspapers Building, 6008 Shennan Avenue, Lianhua Street, Futian District, Shenzhen

Party C11: XINYU DONG GUANG YUAN INVESTMENT MANAGEMENT CENTER LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91360502MA368GQE54, having its registered address at Room 801, New Economic Building, 21 Kangtai Road, Yushui District, Xinyu City, Jiangxi Province

Party C12: SHENZHEN CHUANG DONG FANG CHANGCHEN INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403000886163784, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Futian District, Shenzhen, China

(Party C1, Party C2, Party C3, Party C4, Party C5, Party C6, Party C7, Party C8, Party C9, Party C10, Party C11 and Party C12 are collectively referred to as the “Shareholders of Huiye Tianze” or “Party C.”)

(Party A, Party B and Party C are referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

1.

Party A is a limited liability company registered and established under the PRC laws, with business scope of “enterprise management consulting, information consulting and marketing planning (items subject to approval according to law shall not be carried out without the approval of the authorities)”. It is currently engaged in business related to its business scope, and has rich experience and resources in enterprise management, consulting, logistics support and marketing.

2.

Party B is a limited liability company incorporated under the PRC laws, mainly engaged in insurance brokerage and related businesses through its wholly-owned subsidiary Shenzhen Huize Insurance Brokerage Co., Ltd.

3.	On the date of execution of this Agreement, Party C holds 100% equity in Party B, and its Contribution in Registered Capital of Party B and Shareholding Percentage are incorporated into Annex I.

4.

Party A, Party B and/or Party C signed this agreement, to an Exclusive Option and Equity Custody Agreement, an Equity Pledge Agreement and a Power of Attorney (collectively referred to as the “Series of Cooperation Agreements”) on the date of execution of this Agreement.

5.

Party A agrees to provide Party B with exclusive management, consulting, technical support, business support and other services hereunder (see below for specific scope), and Party B agrees to accept the related services provided by Party A.

Now therefore, the Parties agree as follows through consensus:

1.	Provision of Services

1.1

During the validity period of this Agreement, Party B and Party C agree to irrevocably appoint Party A as the exclusive provider of management, consulting, technical support and business support to Party B in accordance with the terms and conditions hereof, and to the extent permitted by applicable laws and regulations, providing Party B with comprehensive services related to its business activities (i.e. insurance brokerage and related business), including but not limited to the following:

1.1.1	assisting Party B in developing management models and business plans;

1.1.2	assisting Party B in developing market development plans;

1.1.3	assisting Party B in establishing sound business process management;

1.1.4

providing Party B with management and consulting services concerning daily operations, financial affairs, investment, assets, liabilities and debts, human resources, and internal information, and other management and consulting services;

1.1.5	providing Party B with services concerning technical research and development, software development, and technology improvement;

1.1.6	providing Party B with technical development, technology transfer, and technical consulting;

1.1.7	providing Party B with services concerning market research, market investigation, research consultation and judgment, and providing market information for Party B;

1.1.8	providing Party B with management, development, upgrade, update and maintenance of its office application system and network system;

1.1.9	providing information technology support and management for Party B;

1.1.10	providing Party B with management consulting and other services in terms of business decision-making and strategic planning;

1.1.11

assisting Party B in formulating employee training and development programs, conducting pre-job training and management training for its staff, and improving the business level of its staff and management personnel;

1.1.12	assisting Party B in establishing a marketing network;

1.1.13	providing management consulting and other services for Party B’s operations;

1.1.14	assisting Party B in finding suitable financing channels for the capital needs in its operations;

1.1.15	assisting Party B in developing plans for maintaining the relationships with its suppliers, customers and partners, and assisting it in maintaining such relationships;

1.1.16	providing opinions and suggestions on Party B’s assets and business operations;

1.1.17	providing opinions and suggestions on the negotiation, signing and performance of Party B’s major contracts;

1.1.18	providing opinions and suggestions on Party B’s mergers and acquisitions or other expansion plans;

1.1.19	providing services concerning the licensing applications for Party B’s softwares, domain names, trademarks and know-how (if involved);

1.1.20	providing opinions and suggestions and services on the use of Party B’s softwares, trademarks and technology licensing (if involved); providing opinions and suggestions on public relations; and

1.1.21	other services that Party A has determined through negotiations from time to time based on its actual business needs and ability to provide services.

1.2

Apart from the above services, during the validity period of this Agreement, Party A may, upon negotiation among the Parties, provide Party B in accordance with the conditions hereof with other services within Party A’s business scope, related to Party B’s business activities and comply with the PRC laws. If Party B requests

Party A to provide services beyond Party A’s approved business scope, Party A shall apply for the expansion of its business scope to the maximum extent permitted by law, and provide relevant services after it has been approved to so expand.

1.3

The entrustment and authorization made by Party B to Party A hereunder is exclusive, excludable and irrevocable. During the validity period of this Agreement, without prior written consent of Party A Party B shall procure and ensure that Party B and its subsidiaries and branches shall not directly or indirectly obtain the same or similar services as those agreed herein from any third party (including but not limited to its shareholders, directors or senior management officer or any person or entity that has any relationships with the aforementioned shareholders, directors or senior management officer), and shall not establish any similar business cooperation relationship with any third party on the matters described herein.

1.4

Party B and Party C shall procure and ensure that Party A is solely responsible for the selection of Party B’s senior management officers and employees, and its financial affairs and daily operations, and Party B must strictly abide by all instructions and opinions of Party A.

1.5

Party B shall, and Party C shall procure and ensure that Party B will provide Party A with any documents related to Party B at the request of Party A, including but not limited to the agreements and related documents executed by Party B for the purpose of borrowing, financing, providing guarantee or setting any encumbrance, and allow Party A to consult all the licenses and documents of Party B and its operations.

1.6	The Parties hereby agree that Party A has the right to delegate all or part of its rights to provide services hereunder to the third party designated by Party A.

1.7

Party B and Party C shall procure and ensure that Party A has the right to consult Party B’s accounts regularly and at any time, and Party B shall keep its accounts in a timely and accurate manner and provide Party A with its accounts as required by Party A. During the the validity period of this Agreement, Party B agrees and Party C shall procure and ensure that Party B will cooperate with Party A and Shareholders of Party A (direct or indirect) in conducting audits (including but not limited to audits of related party transactions and other audits), provide relevant information and data about Party B’s operations, businesses, customers, financial affairs, employees, etc. to Party A, Shareholders of Party A (direct or indirect) and/or their commissioned auditors or other professional institutions, and agree Shareholders of Party A can disclose such information and data for the purpose of meeting the regulatory requirements of the regulatory authorities. The Parties agree that during the validity period of this Agreement, Party A shall enjoy and bear all the economic benefits and risks arising from Party B’s business (for avoidance of doubts, the term “risks” here only means that Party B cannot have revenue due to its bad management and thereby Party A cannot charge the Service Fees hereunder in accordance herewith, and in this case, Party A shall not assume any legal liability for any liabilities, debts or other obligations and risks of Party B), and Party A shall have the right to consolidate the financial result of Party B with the effects of the subsidiaries wholly owned by Party A in accordance with applicable accounting standards.

1.8

Party B and Party C shall procure and ensure that when Party B has operating losses or serious operational difficulties or financial crises, Party A has the right to decide whether Party B can continue to operate and the right to (rather than being obliged to) choose whether to give Party B financial support, and Party B shall unconditionally accept Party A’s decision as to whether it shall continue to operate.

1.9

The Parties hereby agree that for all rights and interests arising from the performance hereof, including but not limited to relevant ownership, copyrights, patents and other intellectual property rights, technical secrets, trade secrets and others rights, whether developed by Party A or by Party B based on Party A’s original intellectual property rights, Party A shall have exclusive and excludable rights (except for the intellectual property rights that Party B is required to hold for the purpose that Party B can continue to maintain or obtain the licenses or related tax benefits required for its business operations). Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and take all other acts deemed necessary at the discretion of Party A, grant any ownership, rights and interests to such intellectual property rights to Party A and/or improve the protection of such intellectual property rights of Party A. If it is expressly provided by applicable PRC laws and regulations, such intellectual property rights shall not be owned by Party A, or Party B is required to hold such intellectual property rights for the purpose of maintaining or obtaining the licenses or related tax benefits required for its business operations, with the consent of Party A, such intellectual property rights shall be held by Party B first, and then be transferred to Party A at the minimum prices permitted by law when Party A is permitted by the PRC laws and regulations to so own and Party B no longer needs to so hold for the purpose of the aforementioned license or related tax benefits; if there is no restriction on such minimum prices in such laws then, Party B shall transfer the ownership of such intellectual property rights for free and without any conditions, and assist Party A in dealing with all government registration and other procedures concerning the change of the owner of such intellectual property rights. Party B shall not transfer, assign, mortgage, license or otherwise dispose of its intellectual property rights without the prior written consent of Party A.

2.	Calculation and Payment of Service Fees

2.1

In respect of the services provided by Party A hereunder, Party B shall, and Party C shall procure and ensure that Party B will pay Party A the service fees (the “Service Fees”). The Parties agree that the Service Fees hereunder shall be calculated and paid in the manner set out in Annex II.

2.2	Each Party shall bear the taxes and fees that shall be paid according to law arising from its execution and performance of this Agreement.

2.3

Party B and Party C shall procure and ensure that Party A has the right to assign employees or external accountants and/or auditors of itself or its holding companies (“Party A’s Authorized Representatives”) to verify Party B’s financial situation at any time in order to verify the specific amount of the Service Fees. In this case, Party B shall provide Party A’s Authorized Representatives with the documents, books, vouchers, financial records and other data required for their verification. In the event of any inconsistency between the amount of the Service Fees verified by Party A and that verified by Party B, the amount determined by Party A’s Authorized Representatives shall prevail.

2.4

The Service Fees paid by Party B to Party A in accordance herewith shall not be subject to any deductions or offsets (such as bank charges), and all such deductions or offsets shall be borne by Party B.

2.5

Party B and Party C agree that if Party B is liquidated or dissolved under any circumstances, a liquidation committee shall be established according to law, and under such circumstances, Party A shall have the right to exercise the rights of the members of the liquidation committee on behalf of Party C and Party B and/or exercise the right to nominate, recommend or designate such members on behalf of Party C and Party B. If any assets remain after all payments are made by Party B in accordance with the PRC laws, subject to the current PRC laws and regulations, Party B and Party C shall transfer all of such assets to Party A at a price of RMB 1 or other minimum price permitted by the PRC laws and regulations.

3.	Representations, Warranties and Commitments

3.1	Party A hereby represents and warrants as follows:

3.1.1

Party A is a limited liability company legally registered and validly existing under PRC laws, and Party A or its designated service provider shall obtain all government permits and licenses required to provide any services prior to providing such services under this Agreement;

3.1.2

Party A signs and implements this Agreement within its company’s power and business scope, has taken necessary company actions and has been properly authorized, has obtained the necessary consents and approvals (if necessary) from third parties and governmental authorities, and does not violate the laws and agreements that are binding or influential on Party A; and

3.1.3	Upon its entry into force, this Agreement shall constitute a legal, valid and binding obligation and shall be enforceable against Party A in accordance with the terms hereof.

3.2	Party B hereby makes the following representations, warranties and commitments:

3.2.1	Party B is a limited liability company legally registered and validly existing under PRC laws;

3.2.2

Without the consent of Party A, Party B’s business scope shall not be changed. Party B’s articles of association, governance structure, members of the board of directors, members of the board of supervisors not elected by its employee representatives, CFO/financial management personnel and other management personnel shall not be changed, and the above-mentioned personnel in Party B shall be appointed in accordance with the instructions of Party A;

3.2.3

Party B and its Affiliate own and will maintain the business licenses required for their operations, and have adequate rights and qualifications to operate the business they are currently engaged in within the PRC. Without the consent of Party A, neither Party B nor its Affiliate shall conduct activities beyond its normal business scope or operate its business in a manner inconsistent with that in the past or in an unusual way;

3.2.4

Party B signs and implements this Agreement within its company’s power and business scope; has taken necessary legal person actions and has been properly authorized, has obtained the necessary consents and approvals (if necessary) from third parties and governmental authorities, and does not violate the laws and agreements binding or influential on Party B;

3.2.5

Party B shall pay Party A the Service Fees in full and on time in accordance herewith; Party B and its Affiliate shall, as far as possible during the service period, maintain the continuity and validity of the licenses and qualifications related to its business, actively cooperate with Party A in its providing services, and accept Party A’s reasonable opinions and suggestions on Party B’s business;

3.2.6

Without the consent of Party A, Party B shall not enter into or participate in any transactions that may affect its assets, liabilities, rights or operations, including but not limited to: (1) providing guarantees to any third party or setting any encumbrance or right limit on Party B’s assets; (2) conducting any financing activities, including providing loans or debts to any third party or obtaining loans or liabilities from any third party; (3) purchasing or disposing of any assets valued at more than RMB 3 million (including but not limited to fixed assets and intellectual property rights); (4) signing any material contract with a target amount of RMB 3 million or more; (5) changing normal business procedures or modifying any major internal rules and regulations; (6) making major adjustments to its business model, marketing strategy, business policy or customer relationship; and (7) liquidating and allocating residual assets, except for the regular transactions that Party B has in the course of daily business;

3.2.7	Without the consent of Party A, Party B shall not distribute any bonuses, dividends, profits or any other benefits;

3.2.8

Without the consent of Party A, Party B shall not merge, consolidate or form a joint entity with any third party, or acquire any third party or be acquired or controlled, increase or decrease its registered capital, or otherwise change its registered capital structure;

3.2.9

Upon execution of this Agreement, Party B entrusts Party A to keep and control relevant certificates and official seals important for Party B’s daily operations, including but not limited to Party B’s business license, official seal, contract seal, and financial special seal;

3.2.10	Party B shall not dispose of or dilute, directly or indirectly, its interests at any of its Affiliate without prior written consent of Party A;

3.2.11	Upon its entry into force, this Agreement shall constitute a legal, valid and binding obligation and shall be enforceable against Party B in accordance with the terms hereof;

3.2.12

Party B warrants that if Party B and/or Party C breach/breaches the provisions of any of the Series of Cooperation Agreements, and Party A requires Party C and/or Party B to transfer the Underlying Equity and/or Underlying Assets under the Exclusive Option and Equity Custody Agreement to it/them, then Party C and/or Party B shall immediately enter into a share transfer agreement and/or an assets transfer agreement with Party A or a third party designated by Party A to transfer the aforesaid Underlying Equity and/or Underlying Assets to Party A or such third party.

3.2.13	Party B ensures that any of its Affiliate will comply with the commitments set forth in Article 3.2.1 through Article 3.2.12.

3.3	Party C hereby makes the following representations, warranties and commitments:

3.3.1	Party C is a limited liability company/limited partnership that is legally registered and validly existing under the PRC laws;

3.3.2

Party C signs and implements this Agreement within its legal person’s power and business scope, has taken necessary legal person actions and has been properly authorized, has obtained the necessary consents and approvals (if necessary) from third parties and governmental authorities, and does not violate the laws and agreements that are binding or influential on Party C; and

3.3.3	Upon its entry into force,, this Agreement shall constitute a legal, valid and binding obligation and shall be enforceable against Party C in accordance with the terms hereof;

3.3.4	This Agreement shall remain effective and irrevocable for Party C’s successor, and Party C shall procure its successor to undertake to be bound by this Agreement; and

3.3.5

Party C warrants that if Party B and/or Party C breach/breaches the provisions of any of the Series of Cooperation Agreements, and Party A requires Party C and/or Party B to transfer the Underlying Equity and/or Underlying Assets under the Exclusive Option and Equity Custody Agreement to it/them, then Party C and/or Party B shall immediately enter into a share transfer agreement and/or an assets transfer agreement with Party A or a third party designated by Party A to transfer the aforesaid Underlying Equity and/or Underlying Assets to Party A or such third party.

3.4	Party B and Party C make the further representations, warranties and commitments:

3.4.1	In order to ensure the performance of the services between Party A and Party B and the various payments by Party B to Party A:

(1)

Party B and Party C hereby agree to accept the suggestions and requirements provided by Party A from time to time regarding the appointment and dismissal of employees, daily operation management and financial management system, and strictly abide by and implement such suggestions and requirements;

(2)

Party B and Party C hereby agree that they will elect the persons designated by Party A as members of the board of directors of Party B in accordance with the procedures stipulated by laws and regulations and their articles of association, and procure such elected members to elect the candidate recommended by Party A as Party B’s chairman, and appoint the persons designated by Party A as Party B’s general manager, CFO and other senior management officers (including but not limited to various business heads, financial management personnel, financial monitoring personnel and accounting personnel). Party A shall, in good faith, recommend to Party B candidates who meet the qualifications required by applicable laws. If the above-mentioned officers recommended by Party A leave Party A or Shareholders of Party A (direct or indirect) (as the case may be), whether they voluntarily resign or are dismissed by Party A, they will not be qualified to hold any positions in Party B. In this case, Party B will appoint other officers recommended by Party A and employed by Party A or Shareholders of Party A(including direct or indirect) (as the case may be) to hold such positions. Party C and Party B shall, in accordance with laws, articles of association and this Agreement, take all necessary internal and external procedures to complete the above dismissal and appointment procedures;

3.4.2

Party B and Party C hereby agree that, once Party A has submitted a written request, Party B shall use all of its accounts receivable and/or all of its other assets legally owned and disposed of then, in the manner permitted by the then law, as a guarantee for the payment by Party B of the Service Fees stipulated in Article 2.1 hereof. Party B and Party C hereby agree that Party B and its Affiliate will, during the validity period of this Agreement, maintain the business licenses required for their operations, and have adequate rights and qualifications to operate the business they are currently engaged in within the PRC;

3.4.3

Without the prior written consent of Party A, Party B shall not engage in contractual operations, lease operations, mergers, divisions, joint ventures, shareholding system reforms or other arrangements that change its mode of operation and property rights structure, or disposal of Party B’s all or substantial assets or interests by transfer, assignment, conversion of assets into equity or other means, or any form of initial public offering, backdoor listing, and/or listing in the form of asset restructuring;

3.4.4

When Party B is liquidated or dissolved for various reasons, Party C and Party B shall, within the scope permitted by the PRC laws, appoint the persons recommended by Party A to establish a liquidation committee to manage Party B’s property. Party C and Party B acknowledge that when Party B is liquidated or dissolved, regardless of whether the above provision of this Article 3.4.3 can be implemented, Party C and Party B agree to transfer all remaining assets obtained respectively thereby from liquidating Party B in accordance with the PRC laws and regulations, to Party A at a price of RMB 1 or other minimum price permitted by the PRC laws and regulations;

3.4.5

Party C hereby agrees to issue a power of attorney satisfactory to party A in content and form to Party A at the same time on the date hereof, and to fulfill the provisions of such power of attorney in full, appropriate and complete manner, including but not limited to unconditionally and irrevocably authorizing Party A or the person designated by Party A (the “Trustee”) as an agent to fully represent Party C to exercise its shareholder’s rights in Party B according to the Trustee’s own will;

3.4.6

Party C acknowledges that that it has a full and clear understanding of Party B’s obligations hereunder upon signing this Agreement, and voluntarily pledges 100% of its equity held in Party B to Party A or its designated institution to guarantee the performance of all obligations under this Agreement and the Cooperation Series Agreement by Party C and Party B. The Parties shall sign an agreement regarding the equity pledge separately;

3.4.7

Party B and Party C hereby agree that without Party A’s written consent, they shall not enter into any other agreements or arrangements that conflict with this Agreement and/or the Series of Cooperation Agreement or may impair Party A’s interests under this Agreement and/or the Series of Cooperation Agreement;

3.4.8

However, if the development is carried out by Party A based on Party B’s intellectual property rights, Party B shall ensure that such intellectual properties are free from any defects, otherwise Party B shall bear the losses (if any) caused to Party A. If Party A thereby assumes liability of compensation to any third party, Party A shall have the right to recover from Party B for its total losses after making such compensation; and

3.4.9

This Agreement remains effective and irrevocable for Party B’s and Party C’s assignees, successors, agents and administrators, and Party B and Party C shall procure their assignees, successors, agents and administrators to undertake to be bound by this Agreement.

4.	Confidentiality

4.1

For the purposes of this Agreement, the term “Confidential Information” includes but is not limited to all or any part of the contents or information contained in (1) any oral or written information obtained by Party C from Party A or Party B in connection with this Agreement; (2) any contracts, agreements, memos, schedules, drafts or records (including this Agreement) entered into among the Parties for the purposes hereof; (3) any information obtained by Party C from Party A or Party B which is not specified as public information when provided; and (4) all arrangements and transactions hereunder.

4.2	Unless with prior written consent of Party A, neither Party B nor Party C shall divulge the Confidential Information to any party other than the Parties hereto in any way.

4.3

Both Party B and Party C shall take necessary measures to ensure that the Confidential Information is disclosed to their staff, agents or consultants who need to know the same only, provided that such staff, agents or consultants shall be required to strictly observe this Article and not to divulge the Confidential Information so disclosed to them to any third parties. Both Party B and Party C undertake to disclose or reveal the Confidential Information to their staff, agents or consultants only on a need-to-know basis.

4.4	The confidentiality obligations set out herein shall not apply to any Confidential Information that:

4.4.1	is generally known prior to divulgement thereof (unless such information is divulged in a manner violating this Agreement);

4.4.2	is disclosed or divulged with prior written consent of Party A;

4.4.3

is disclosed in accordance with the mandatory requirements made by governmental authorities, stock exchanges, regulatory authorities or other authorities or set out in laws and statutes, provided, however, that in the case of governmental or other authorities, such disclosure requirements shall be made in an official written document, or Party C shall reject required disclosure and shall not disclose or divulge any Confidential Information; and

4.4.4

is required to be disclosed by any Party to its legal or financial advisor in respect of the transaction contemplated hereunder, provided, however, that such legal or financial advisor shall be bound by the confidentiality obligations which are similar to those set out in this Article.

4.5	In case of breach of this Article, Party C or Party B, as the case may be, shall indemnify and hold Party A harmless from and against the losses (if any) resulting from such breach.

5.	Validity and Term

5.1	This Agreement shall take effect as of being duly executed by the Parties.

5.2

Unless Party A exercises its exclusive option under the Exclusive Option and Equity Custody Agreement and becomes the sole shareholder of Party B after completing the relevant industrial and commercial change registration, or Party A terminates this Agreement early according to the relevant provisions hereof, this Agreement shall remain in force for the duration of the existence of Party A and Party B and for the period of their renewal according to the PRC laws and regulations. If, during the validity period of this Agreement, the term of operation of either Party expires, such Party shall renew its term of operation (if applicable) in a timely manner so that this Agreement can remain valid and enforceable.

6.	Termination

6.1

Without prejudice to Party A’s rights or remedies for legal or other reasons, Party A may terminate this Agreement immediately upon written notice to Party B in the following circumstances: (1) Party B has any breach and within 30 days from the date of receipt of the written notice from Party A, Party B fails to remedy such breach, or (2) Party B ceases business, is dissolved or liquidated, files for bankruptcy or is filed for bankruptcy, revoked business license or in any other similar circumstance.

6.2	During the validity period of this Agreement, Party A may terminate this Agreement at any time after giving Party B a 10-day prior written notice.

6.3	During the validity period of this Agreement, neither Party B nor Party C shall terminate this Agreement early for any reason.

6.4

The termination of this Agreement does not affect any rights enjoyed by the Parties prior to such termination. After such termination, the rights and obligations of the Parties under Intellectual Property Rights, Confidentiality, Dispute Resolution, Governing Law and Liability for Breach shall remain valid.

6.5

Each Party separately warrants to the other Parties that once the PRC laws permit Party A to directly hold and Party A decides to hold Party B’s equity, and Party A and/or its subsidiaries and branches can legally engage in Party B’s business, Party A has the right to immediately terminate this Agreement and exercise all of its exclusive option under the Exclusive Option and Equity Custody Agreement.

6.6

The early termination for any reason or expiration of this Agreement does not exempt any Party from all payment obligations hereunder due prior to the date of such termination or expiration, nor from any liability for breach incurred prior to such date.

7.	Liability for Breach

If all or part of this Agreement is prevented from performing, or any obligation hereunder is prevented from substantially performing by breaching of any provision hereunder by any Party (the “Breaching Party”), a breach hereunder is constituted. The Breaching Party shall assume the liability for such breach and compensate the observant Party for the losses (including the resulting litigation fees, attorney fees and default interest) caused thereby; if such breach is caused by multiple Parties, such Parties shall assume the corresponding liability according to the actual situation and according to the degree of such breach, and determine the amount of compensation that shall be paid; if any of the provisions made hereunder is materially breached by Party B and/or Party C, Party A has the right to terminate this Agreement; this Article shall not prevent Party A from exercising any of its other rights hereunder. If the Breaching Party is Party A, Party B has the right to demand damages therefrom. However, unless otherwise stipulated by law, Party B and/or Party C shall have no right to terminate or cancel this Agreement unilaterally under any circumstance. In addition, Party B shall indemnify and hold Party A harmless from and against any loss, damages, obligation and expense incurred by any lawsuit, claim or other request against Party A arising out of or from the contents of services required by Party B, Party B’s failure to carry out business in accordance with the instructions of Party A or any reasons of Party B, unless such loss, damages, obligation or expense is caused by Party A’s gross negligence or intentional misconduct.

8.	Governing Law

The execution, validity, interpretation, performance, modification, termination and dispute resolution of this Agreement shall be governed by the PRC laws.

9.	Dispute Resolution

9.1

In the event of any dispute between the Parties regarding the interpretation or performance of the terms hereof, the Parties shall resolve such dispute in good faith. If any such dispute cannot be resolved through amiable negotiation within thirty (30) days following the giving by either Party of a request for such resolution, then either Party may submit such dispute to South China International Economic and Trade Arbitration Commission (the “Arbitration Authority”) for resolution by arbitration in accordance with the arbitration rules of the Arbitration Authority in force when a valid arbitration application is submitted. The place of arbitration shall be Shenzhen, China, and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties. The Losing Party of the arbitration decision shall be liable for all the paid-up expenses of the Successful Party (including but not limited to attorney fees). The Arbitration Authority has the right to rule according to its powers that the equity of Party B and/or the assets of Party B (including but not limited to assets such as land and houses) held by Party C shall be used to compensate the losses caused by the breach of Party B and Party B’s Affiliate and/or Party C, or order Party B or Party B’s Affiliate to liquidate; if necessary, the Arbitration Authority has the right to, prior to making a final ruling on such dispute among the Parties, first rule according to its powers that the Breaching Party shall stop such breach or the Breaching Party shall not conduct acts that may lead to further expansion of the losses suffered by Party A, or make a relief injunction (such as ordering to maintain operations or enforcing share or assets transfer) or rule that Party B shall be dissolved and/or liquidated; subject to the PRC laws and regulations and the effective arbitration rules, courts with jurisdiction (i.e. the courts in China, Hong Kong Special Administrative Region of China and Cayman Islands and the place where the principal assets of the Parties are located) have the right to, in accordance with their powers, prior to the formation of the arbitral tribunal or under proper circumstances, make the ruling that appropriate remedies (such as property preservation and evidence preservation)

shall be given to support the arbitration, or according to the interim award of the Arbitration Authority, rule that the Breaching Party shall stop its breach or the Breaching Party shall not conduct acts that may lead to further expansion of the losses suffered by Party A.

9.2	During the arbitration, each Party is obliged to continue to perform its obligations hereunder, except for the matter in dispute and under arbitration.

10.	Force Majeure

10.1

In this Agreement, Force Majeure means wars, fires and natural disasters, such as earthquakes, floods, storms, snow disasters, etc.; or other events which cannot be foreseen at the time of conclusion of this Agreement and whose occurrence is irresistible and inevitable. However, inadequate credit, funding or financing shall not be deemed as matter beyond the reasonable control of a Party. The effected Party under Force Majeure seeking exemptions from liabilities for its default under this Agreement or any terms hereof shall promptly inform of the other Party such waiver by telegram, fax, electronic means or other ways immediately, and provide written evidence for Force Majeure within five (5) days where specifies the actions to be taken to complete the performance.

10.2

Neither Party shall be held liable for any failure or delay in performing all or any part of its obligations hereunder to the extent that such failure or delay has been caused by Force Majeure, provided, however, that the affected party shall resume the performance of its obligations hereunder following elimination of the impact of such Force Majeure. If the performance of this Agreement has become impossible or unnecessary due to Force Majeure, the Parties shall through friendly negotiation agree upon a solution to such case.

11.	Notice

Notices or other communications issued by any Party in accordance herewith shall be in Chinese and may be sent to the address confirmed by a relevant party or each of the other Parties by personal delivery, registered mail, postage prepaid mail, or approved courier service or fax, or the other address of or the address of other person designated by such relevant party or each of the other Parties as notified from time to time thereby. The delivery date of notice sent shall be: (1) if sent by hand, the date when the notice is delivered by hand; (2) if sent by letter, the tenth (10) day after the notice sent by prepaid registered mail by air (as marked by postmark), or the fourth (4) day after the notice submitted to courier service provider internationally accepted; and (3) if sent by fax, the receiving time as specified on the acknowledgement of related documents. Each Party acknowledges that its communication information for the purpose of the notices hereunder is shown in Annex IV hereto.

12.	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement and consensus reached by the Parties in relation to the contents hereof and completely supersedes all such agreements and consensus in oral or writing reached by the Parties prior to this Agreement.

13.	Severability

If any validity period of this Agreement is invalid or unenforceable due to inconsistency with the applicable law, such term shall be deemed to be invalid only within the jurisdiction of such applicable law, and will not affect the legal effect of the other terms hereof.

14.	Agreement Transfer

Without Party A’s prior written consent, Party B and Party C shall not transfer their rights and obligations hereunder to any third party. Party B and Party C hereby agree that, if permitted by the PRC laws, Party A may transfer its rights and obligations hereunder to other third parties (including but not limited to Party A’s holding companies, subsidiaries or affiliated companies) when it deems necessary. Party A is only required to send written notices to Party B and Party C at the time of such transfers, and is not required to obtain further consent from the other Parties with respect to such transfers.

15.	Agreement Modification and Supplement

15.1

This Agreement shall be modified or supplemented through written agreement by the Parties. Modification and supplemental agreements relating to this Agreement duly properly executed by the Parties are an integral part of this Agreement and have the same legal effect as this Agreement. If Party A, Party A’s related parties or the regulatory authorities requires/require or the laws of the USA require, and it does not violate the PRC laws, Party A may modify the contents hereof at any time, and Party B and Party C shall give their consent and cooperation.

15.2

The Parties understand that this Agreement, Series of Cooperation Agreements and other relevant documents are executed for the purpose of allowing insurance broker and other related business of Party B and its Affiliate in the PRC to achieve the overseas listing through the arrangement by holding companies of Party A. For the purpose mentioned above, each Party shall cooperate, fully and appropriately, with the amendments to this Agreement, Series of Cooperation Agreement and/or other relevant documents required by any regulator.

16.	Change in Circumstances

In addition to and without contravening the Series of Cooperation Agreements and any other provisions hereof, if, at any time, as a result of enactment of or amendment to any PRC laws, regulations or rules, or change in the interpretation or application of any such laws, regulations or rules, Party A believes that it would become illegal or inconsistent with such laws, regulations or rules to maintain this Agreement valid, then Party B and Party C shall immediately take any acts and/or execute any agreements or other documents, in either case, as may be instructed in writing and reasonably requested by Party A to maintain this Agreement in effect.

17.	Number of Counterparts

This Agreement is made in sixteen (16) counterparts, of which the Parties shall each hold one counterpart and the remaining counterparts shall be properly kept by Party A or submitted to the competent governmental authorities for the purpose of registration or filing (if required).

In witness whereof, the Parties have executed this Agreement on the date mentioned above.

[Intentionally Left Blank Below]

[Signature page of Exclusive Business Cooperation Agreement]

Party A: Zhixuan International Management Consulting (Shenzhen) Co., Ltd.

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Legal Representative

[Signature page of Exclusive Business Cooperation Agreement]

Party B: Shenzhen Huiye Tianze Investment Holding Co., Ltd.

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Legal Representative

[Signature page of Exclusive Business Cooperation Agreement]

Party C1: Shenzhen Huidecheng Investment Development Limited Partnership

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	General Partner

[Signature page of Exclusive Business Cooperation Agreement]

Party C2: Xiamen Siyuan Investment Management Co., Ltd.

Signature:	/s/ Xuejun Xie
Name:	Xuejun Xie
Title:	Legal Representative

[Signature page of Exclusive Business Cooperation Agreement]

Party C3: Focus Technology Co., Ltd.

Signature:	/s/ Jinhua Shen
Name:	Jinhua Shen
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C4: Shenzhen Huideli Consulting Management Limited Partnership

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C5: Jiaxing Weirong Investment Management Limited Partnership

Signature:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C6: Shenzhen Chuang Dong Fang Changle Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C7: Shenzhen Chuang Dong Fang Internet Financing Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C8: Shenzhen Chuang Dong Fang Changrun Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C9: Beijing Koala Kunlve Internet Industrial Investment Fund LLP

Signature:	/s/ Wenkai Tian
Name:	Wenkai Tian
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C10: Shenzhen Dachen Chuangkun Equity Investment Limited Enterprise

Signature:	/s/ Zhou Lin
Name:	Zhou Lin
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C11: Xinyu Dong Guang Yuan Investment Management Center LLP

Signature:	/s/ Angsheng Jin
Name:	Angsheng Jin
Title:	Authorized Signatory

[Signature page of Exclusive Business Cooperation Agreement]

Party C12: Shenzhen Chuang Dong Fang Changchen Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

Annex I: Shareholders of Huiye Tianze

Serial No.	Name	Contribution in Registered Capital	Shareholding Proportion
1.	Shenzhen Huidecheng Investment Development Limited Partnership	1,226.3600	27.3950%
2.	Xiamen Siyuan Investment Management Co., Ltd.	979.1254	21.8721%
3.	Focus Technology Co., Ltd.	919.6457	20.5434%
4.	Jiaxing Weirong Investment Management Limited Partnership	491.6084	10.9818%
5.	Shenzhen Dachen Chuangkun Equity Investment Limited Enterprise	237.0777	5.2959%
6.	Beijing Koala Kunlve Internet Industriral Investment Fund LLP	210.5086	4.7024%
7.	Xinyu Dong Guang Yuan Investment Management Center LLP	109.9917	2.4570%
8.	Shenzhen Chuang Dong Fang Changle Investment LLP	98.3217	2.1964%
9.	Shenzhen Chuang Dong Fang Internet Financing Investment LLP	73.7412	1.6473%
10.	Shenzhen Chuang Dong Fang Changchen Investment LLP	73.7412	1.6473%
11.	Shenzhen Chuang Dong Fang Changrun Investment LLP	49.1608	1.0982%
12.	Shenzhen Huideli Consulting Management Limited Partnership	7.3087	0.1632%

Total		4,476.5911	100%

Annex II: Calculation and Payment Method of Service Fees

1.

The Parties agree that Party B shall pay Party A the Service Fees on a quarterly basis for the services provided by Party A hereunder. Subject to the PRC laws, the amount of the Service Fees is the total remaining amount of Party B’s pre-tax profit determined by Party A in accordance with US GAAP after deducting the relevant costs and reasonable expenses. The specific amount shall be determined by Party A in the service fee bill or other written document issued to Party B on the basis of fully considering the following factors, but the maximum amount shall not exceed the aforesaid total remaining amount:

(1)	the difficulty and complexity of Party A’s services;

(2)	the time spent by Party A’s employees for specific services;

(3)	the specific contents and business value of Party A’s services;

(4)	the market reference price of similar services; and

(5)	Party B’s operating conditions and development needs.

Notwithstanding the above provision, Party A may adjust the scope and amount of the Service Fees according to the PRC laws and regulations on tax and tax practices , and with reference to the needs of Party B’s working capital, and Party B and its subsidiaries shall accept such adjustment.

2.

The Parties hereby acknowledge that the Service Fees are only the remuneration that Party A shall obtain for providing services. All fees and expenses (the “Other Fees”) incurred by Party A in providing such services, such as travel expenses, transportation expenses and postal fees, shall be borne by Party B and included in Party B’s total cost.

3.

Within thirty (30) days upon the end of each quarter (i.e., the last natural day of each quarter), Party B shall provide Party A with all financial information necessary to calculate the fees incurred in such quarter. Party A shall send a payment notice (the format of the payment notice is shown in Annex III hereto) to Party B within forty (40) days upon the end of each quarter. Party B shall pay Party A the Service Fees and Other Fees listed in the payment notice within seven (7) days after receiving the payment notice. If Party B fails to pay the Service Fees and Other Fees in full and on time in accordance herewith, Party A has the right to request Party B to pay Party A a default interest at the annual rate of 10% according to the amount of the arrears. The Parties further agree that, according to the actual operation, with the prior consent of Party A, the payment time of the above Service Fees may be separately determined.

4.

If Party A has any doubt about the financial information provided by Party B, it may appoint its Authorized Representatives to audit such information. Such audit shall be conducted during normal business hours and shall not affect the normal business of Party B, and Party B shall give cooperation on such premise. In the event of any inconsistency between the amount of the Service Fees verified by Party A and that verified by Party B, the amount determined by Party A’s Authorized Representatives shall prevail.

5.

If Party A believes that the Service Fees stipulated in Annex II hereto cannot be adapted to the change in objective situation and need to be adjusted, Party A has the right to unilaterally adjust the charging standard or mechanism of the Service Fees according to the quantity and contents of the services it provides to Party B at any time.

Annex III: Format of Payment Notice of Service Fees

To:	Shenzhen Huiye Tianze Investment Holding Co., Ltd.,

Payment Notice of Service Fees

In accordance with the Exclusive Business Cooperation Agreement made and entered into by and among us, you and another party on June 6, 2019, you shall pay the Service Fees totaling RMB              and Other Fees totaling RMB [insert amount] as the consideration for the services we provide to you from              to             .

Within 7 days of receiving this notice, you are requested to arrange for remitting the Service Fees and Other Fees to the following bank account:

Account name:

Account bank:

Account number:

Best Regards!

Zhixuan International Management Consulting (Shenzhen) Co., Ltd.

(Seal)

Legal/Authorized Representative: